Exhibit 99.1

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of August 26, 2022, by and among SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, CA 95054, as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 thereof or otherwise a party thereto from time to time including SVB in its capacity as a Lender, and OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, VA 22314 (each a “Lender” and collectively, the “Lenders”), Viracta Therapeutics, Inc., a Delaware corporation, and Viracta Subsidiary, Inc., Delaware corporation, each with offices located at 2533 S Coast Hwy 101, Suite 210, Cardiff, CA 92007 (individually and collectively, jointly and severally, “Borrower”).

A. Collateral Agent, Borrower and Lenders have entered into that certain Loan and Security Agreement dated as of November 4, 2021 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and

B. Borrower, Collateral Agent and the Required Lenders have agreed to amend the defined term Term B Loan Draw Period in the Loan Agreement, subject to, and in accordance with, the terms and conditions set forth herein, and in reliance upon the representations and warranties set forth herein.

Agreement

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Required Lenders and Collateral Agent hereby agree as follows:

1.
Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.
Amendment to Loan Agreement. The defined term Term B Loan Draw Period in Section 13.1 of the Loan Agreement is hereby amended and restated as follows:

“Term B Loan Draw Period” is the period commencing on October 1, 2022 and ending on the earlier to occur of (i) December 30, 2022 and (ii) the occurrence of an Event of Default.

3.
Limitation of Amendment.
3.1
The amendment set forth in Section 2 above is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.
3.2
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.
4.
Representations and Warranties. To induce Collateral Agent and the Required Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and the Required Lenders as follows:
4.1
Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date) and (b) no Event of Default has occurred and is continuing;

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4.2
Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3
The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;
4.5
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;
4.6
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.
Post Closing Letter. By no later than September 30, 2022 (or such longer period as the Collateral Agent shall agree in writing in its discretion), Borrower shall deliver the bailee waivers required by Item 3 on Exhibit A to the Post Closing Letter, which are (a) Thermo Fisher/Patheon, 6173 E. Old Marion Hwy, Florence, SC 29506, (b) Catalent, 10245 Hickman Mills Drive, Kansas City, MO 64137, (c) Catalent, 3031 Red Lion Road, Philadelphia, PA 19114 and (d) Thermo Fisher Scientific, 700 Nestle Way, Brenningsville, PA 18031.
6.
Loan Document. Borrower, Lenders and Collateral Agent agree that this Amendment shall be a Loan Document. Except as expressly set forth herein, the Loan Agreement and the other Loan Documents shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.
7.
Effectiveness. This Amendment shall be deemed effective as of the date hereof upon the due execution of this Amendment by the parties thereto.
8.
Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Delivery by electronic transmission (e.g. “.pdf”) of an executed counterpart of this Amendment shall be effective as a manually executed counterpart signature thereof.
9.
Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Balance of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan and Security Agreement to be executed as of the date first set forth above.`

BORROWER:

VIRACTA THERAPEUTICS, INC.

By:	/s/ Dan Chevallard
Name:	Dan Chevallard
Title:	Chief Operating Officer & Chief Financial Officer

VIRACTA SUBSIDIARY, INC.

By:	/s/ Dan Chevallard
Name:	Dan Chevallard
Title:	Chief Operating Officer & Chief Financial Officer

COLLATERAL AGENT AND LENDER:

SILICON VALLEY BANK

By:	/s/ Kristine Rohmer
Name:	Kristine Rohmer
Title:	Director

LENDER:

OXFORD FINANCE LLC

By:	/s/ Colette H. Featherly
Name:	Colette H. Featherly
Title:	Senior Vice President

[Signature Page to First Amendment to Loan and Security Agreement]

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